                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY
                    ----------------------------------------



                                  BANCINSURANCE
                                   CORPORATION

         100%                            100%                                100%                                100%
OHIO INDEMNITY COMPANY       AMERICAN LEGAL PUBLISHING CORP.     PAUL BOARDWAY & ASSOCIATES, INC.          BIC MANAGEMENT, INC.
(An Insurance Company)           (A Publishing Company)               (An Insurance Agency)           (A Cost Containment Provider)
 Incorporated in Ohio            Incorporated in Ohio               Incorporated in New York              Incorporated in Nevada